Exhibit 99.1

CONTACTS:

Brian Turcotte

Investor Relations

561-438-3657

brian.turcotte@officedepot.com

Brian Levine

Public Relations

561-438-2895

brian.levine@officedepot.com

OFFICE DEPOT ANNOUNCES SECOND QUARTER 2010 RESULTS

Boca Raton, Fla., July 27, 2010 — Office Depot, Inc. (NYSE: ODP), a leading global provider of office products and services, today announced results for the fiscal quarter ending June 26, 2010.

SECOND QUARTER RESULTS 1

Total Company sales in the second quarter of 2010 were $2.7 billion, a 4% decrease compared to the second quarter of 2009.

The Company reported a loss, after preferred stock dividends, of $19 million in the second quarter of 2010, compared to a loss of $82 million in the second quarter of 2009. The loss per share was $0.07 for the quarter, versus a loss per share of $0.31 in the same period one year ago. Second quarter 2010 results included significant tax benefits and second quarter 2009 results include Charges related to restructuring activities which negatively impacted earnings by $0.09 per share.

Total Company operating expenses decreased by approximately 8% from the second quarter of 2009. This decrease primarily reflects the Charges taken in the second quarter of 2009 and lower distribution costs in the second quarter of 2010. EBIT was a loss of $23 million in the second quarter of 2010, versus an EBIT loss, adjusted for Charges, of $62 million in the prior year period.

In the second quarter of 2010, the Company’s free cash flow was a use of $62 million and closed the period with $578 million in cash on hand.

“Our second quarter operating results exceeded our expectations due to strong execution in North American Retail, North American Direct and the International Division,” said Mike Newman, Office Depot’s chief financial officer. “We’re pleased that these results include year-over-year gross profit margin improvement, marking the fourth consecutive quarter of such improvement.”

SECOND QUARTER DIVISION RESULTS

North American Retail Division

Second quarter 2010 sales in the North American Retail Division were $1.1 billion, a decrease of 2% compared to the same period last year. Comparable store sales in the 1,132 stores in the U.S. and Canada that have been open for more than one year decreased 1% for the second quarter compared to the prior year period. Although the average order value increased in the second quarter of 2010, customer transaction counts were down compared with the second quarter of 2009.

[1]

Includes non-GAAP information. Second quarter 2009 results include impacts of previously announced programs (“Charges”). Additional information is provided in our Form 10-Q filing. Reconciliations from GAAP to non-GAAP financial measures can be found in this release, as well as on the corporate web site, www.officedepot.com, under the category Investor Relations.

The North American Retail Division reported operating profit of $9 million in the second quarter of 2010, compared to a loss of $13 million reported in the same period of the prior year. The operating profit improvement was driven by favorable product margins and the absence of a $5 million charge recognized in the second quarter of 2009 to reflect updated assumptions on subleases of closed stores.

During the second quarter of 2010, Office Depot closed four stores and opened seven, bringing the total store count for North America to 1,152 as of June 26, 2010.

North American Business Solutions Division

Second quarter 2010 sales in the North American Business Solutions Division were $820 million, a decrease of 6% compared to the same period last year. The average order value was relatively flat compared to the second quarter of 2009. The number of customer transactions continued to be down versus the prior year period, although the rate of decline has actually improved sequentially over the past five quarters. Sales in the Direct channel were relatively flat versus the same period one year ago with many product categories showing positive growth. Sales in the Contract channel declined in the second quarter versus one year ago but the rate of decline improved from prior quarters.

The North American Business Solutions Division reported operating profit of $14 million in the second quarter of 2010, compared to $23 million for the same period of the prior year. The drivers of the second quarter operating profit change versus one year ago include the flow-through impact of lower sales, as well as shrink and customer rebate benefits last year.

International Division

Second quarter 2010 sales in the International Division were $778 million, a decrease of 6% in U.S. dollars and a decrease of 3% in local currency compared with the same period last year. Contract channel sales increased slightly compared with the second quarter of 2009. Although Direct channel sales declined versus the prior year, the rate of decline has improved compared to prior quarters. The Retail channel achieved positive sales growth versus the same period one year ago, after considering the Japan retail closures last year.

The International Division reported an operating profit of $19 million in the second quarter of 2010, compared to $3 million in the same period of the prior year. Operating profit improvement in the second quarter of 2010 was driven by a number of factors including better pricing management, reduced distribution costs and general and administrative expenses, and exiting the retail business in Japan during 2009. These positive factors more than offset the negative flow-through impact of lower sales. The change in exchange rates had a modest negative impact on operating profit in the second quarter of 2010.

Other Matters

Since 1996, Office Depot has been selling products through a third-party, non-profit government purchasing cooperative available to local and state government agencies, schools and non-profit organizations nationwide. The lead government agency contract for office supplies, which has been in place since 2006 and for which the Company is the provider, expires on January 1, 2011 and the agency has solicited proposals for a new office supplies contract. In July 2010, Office Depot chose not to submit a proposal. The Company believes that the contract contains terms that are problematic and performing under it could negatively impact Office Depot’s profitability. The Company will aggressively work to retain its customers related to this particular business and grow the business directly and through new cooperative agreements. Additionally, Office Depot can manage costs as needed to mitigate the potential financial impact of current business not retained.

Additional information on the Company’s second quarter results can be found in our Form 10-Q filed with the Securities and Exchange Commission on July 27, 2010. Additional information on the Company’s second quarter can also be found in our supplemental investor presentation found in the Investor Relations section of the corporate website, www.officedepot.com, under the category Financial Information.

Non-GAAP Reconciliation

A reconciliation of GAAP results to non-GAAP results excluding certain items is presented in this release and also may be found in the Investor Relations section of the corporate website, www.officedepot.com, under the category Financial Information.

Conference Call Information

Office Depot will hold a conference call for investors and analysts at 9 a.m. (Eastern Daylight Time) today. The conference call will be available to all investors via Web cast at http://investor.officedepot.com. Interested parties may contact Investor Relations at 561-438-7893 for further information.

About Office Depot

Every day, Office Depot is Taking Care of Business for millions of customers around the globe. For the local corner store as well as Fortune 500 companies, Office Depot provides products and services to its customers through 1,598 worldwide retail stores, a dedicated sales force, top-rated catalogs and a $4.2 billion e-commerce operation. Office Depot has annual sales of approximately $12.1 billion, and employs about 41,000 associates around the world. The Company provides more office products and services to more customers in more countries than any other company, and currently sells to customers directly or through affiliates in 53 countries.

Office Depot’s common stock is listed on the New York Stock Exchange under the symbol ODP and is included in the S&P 500 Index. Additional press information can be found at: http://mediarelations.officedepot.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995, as amended (the “Act”) provides protection from liability in private lawsuits for “forward-looking” statements made by public companies under certain circumstances, provided that the public company discloses with specificity the risk factors that may impact its future results. We want to take advantage of the “safe harbor” provisions of the Act. Certain statements made in this press release are forward-looking statements under the Act. Except for historical financial and business performance information, statements made in this press release should be considered forward-looking as referred to in the Act. Much of the information that looks towards future performance of our company is based on various factors and important assumptions about future events that may or may not actually come true. As a result, our operations and financial results in the future could differ materially and substantially from those we have discussed in the forward-looking statements made in this press release. Certain risks and uncertainties are detailed from time to time in our filings with the United States Securities and Exchange Commission (“SEC”). You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.

OFFICE DEPOT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	June 26, 2010	December 26, 2009	June 27, 2009
Assets
Current assets:
Cash and cash equivalents	$577,840	$659,898	$558,710
Receivables, net	924,865	1,121,160	1,137,088
Inventories	1,176,018	1,252,929	1,264,355
Deferred income taxes	19,817	16,637	225,721
Prepaid expenses and other current assets	160,510	155,705	175,777

Total current assets	2,859,050	3,206,329	3,361,651
Property and equipment, net	1,230,351	1,277,655	1,316,286
Goodwill	19,431	19,431	19,431
Other intangible assets	22,782	25,333	26,725
Deferred income taxes	62,818	81,706	283,318
Other assets	325,710	279,892	259,229

Total assets	$4,520,142	$4,890,346	$5,266,640

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$984,915	$1,081,381	$1,176,649
Accrued expenses and other current liabilities	1,123,461	1,280,296	1,101,177
Income taxes payable	18,109	6,683	20,508
Short-term borrowings and current maturities of long-term debt	66,158	59,845	62,484

Total current liabilities	2,192,643	2,428,205	2,360,818
Deferred income taxes and other long-term liabilities	593,054	654,851	668,369
Long-term debt, net of current maturities	656,995	662,740	669,273

Total liabilities	3,442,692	3,745,796	3,698,460

Commitments and contingencies
Redeemable preferred stock, net (liquidation preference $368,516 in June 2010, $368,116 in December 2009, and $350,000 in June 2009)	355,979	355,308	325,322

Stockholders’ equity:
Office Depot, Inc. stockholders’ equity:
Common stock - authorized 800,000,000 shares of $.01 par value; issued and outstanding shares - 281,874,478 in 2010, 280,652,278 in December 2009 and 280,650,919 in June 2009	2,819	2,807	2,807
Additional paid-in capital	1,187,301	1,193,157	1,203,521
Accumulated other comprehensive income	155,148	238,379	221,216
Accumulated deficit	(570,215)	(590,195)	(130,541)
Treasury stock, at cost – 5,915,268 shares in 2010, December 2009, and June 2009	(57,733)	(57,733)	(57,733)

Total Office Depot, Inc. stockholders’ equity	717,320	786,415	1,239,270
Noncontrolling interest	4,151	2,827	3,588

Total stockholders’ equity	721,471	789,242	1,242,858

Total liabilities and stockholders’ equity	$4,520,142	$4,890,346	$5,266,640

OFFICE DEPOT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 26, 2010	June 27, 2009	June 26, 2010	June 27, 2009
Sales	$2,699,475	$2,824,141	$5,771,445	$6,049,405
Cost of goods sold and occupancy costs	1,932,787	2,060,093	4,091,026	4,375,095

Gross profit	766,688	764,048	1,680,419	1,674,310

Store and warehouse operating and selling expenses	642,423	691,583	1,332,434	1,485,903
General and administrative expenses	151,861	170,394	320,078	346,793

Operating profit (loss)	(27,596)	(97,929)	27,907	(158,386)

Other income (expense):
Interest income	443	718	980	1,912
Interest expense	(16,591)	(16,745)	(34,363)	(34,663)
Miscellaneous income (expense), net	4,681	412	10,780	(3,147)

Earnings (loss) before income taxes	(39,063)	(113,544)	5,304	(194,284)

Income tax benefit	(29,372)	(30,680)	(14,245)	(56,088)

Net earnings (loss)	(9,691)	(82,864)	19,549	(138,196)

Less: Net loss attributable to the noncontrolling interest	(206)	(792)	(434)	(1,385)

Net earnings (loss) attributable to Office Depot, Inc.	(9,485)	(82,072)	19,983	(136,811)

Preferred stock dividends	9,213	486	18,688	486

Income (loss) available to common shareholders	$(18,698)	$(82,558)	$1,295	$(137,297)

Earnings (loss) per share:
Basic	$(0.07)	$(0.31)	$—	$(0.51)
Diluted	(0.07)	(0.31)	—	(0.51)

Weighted average number of common shares outstanding:
Basic	275,320	270,290	274,777	271,735
Diluted	275,320	270,290	274,777	271,735

OFFICE DEPOT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	26 Weeks Ended
	June 26, 2010	June 27, 2009
Cash flows from operating activities:
Net earnings (loss)	$19,549	$(138,196)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	103,581	106,796
Charges for losses on inventories and receivables	27,970	35,239
Changes in working capital and other	(118,834)	102,547

Net cash provided by operating activities	32,266	106,386

Cash flows from investing activities:
Capital expenditures	(83,202)	(53,799)
Acquisition-related payments	(10,952)	—
Release of restricted cash	—	6,037
Proceeds from assets sold and other	17,746	148,746

Net cash provided by (used in) investing activities	(76,408)	100,984

Cash flows from financing activities:
Proceeds from exercise of stock options and sale of stock under employee stock purchase plans	1,119	34
Tax benefits from employee share-based payments	2,371	—
Proceeds from issuance of redeemable preferred stock, net	—	326,861
Preferred stock dividends	(9,213)	—
Share transactions under employee related plans	(1,244)	—
Debt related fees	(4,688)	—
Net payments on borrowings	(2,857)	(139,043)

Net cash provided by financing activities	(14,512)	187,852

Effect of exchange rate changes on cash and cash equivalents	(23,404)	7,743

Net increase (decrease) in cash and cash equivalents	(82,058)	402,965
Cash and cash equivalents at beginning of period	659,898	155,745

Cash and cash equivalents at end of period	$577,840	$558,710

OFFICE DEPOT, INC.

GAAP to Non-GAAP Reconciliations

A reconciliation of GAAP financial measures to non-GAAP financial measures and the limitations on their use may be accessed in the “Investor Relations” section of our corporate website, www.officedepot.com. Certain portions of those reconciliations are provided in the following tables. ($ in millions, except per share amounts)

Q2 2009	GAAP	% of Sales	Charges	Non-GAAP	% of Sales
Gross profit	$764.1	27.1%	$—	$764.1	27.1%
Operating expenses	$862.0	30.6%	$(35.0)	$827.0	29.3%
Operating profit (loss)	$(97.9)	(3.5)%	$35.0	$(62.9)	(2.2)%
Net earnings (loss) attributable to Office Depot, Inc.	$(82.1)	(2.9)%	$22.3	$(59.8)	(2.1)%

Diluted earnings (loss) per share	$(0.31)		$0.09	$(0.22)

YTD 2009	GAAP	% of Sales	Charges	Non-GAAP	% of Sales
Gross profit	$1,674.3	27.7%	$9.9	$1,684.2	27.8%
Operating expenses	$1,832.7	30.3%	$(145.1)	$1,687.6	27.9%
Operating profit (loss)	$(158.4)	(2.6)%	$155.0	$(3.4)	(0.1)%
Net earnings (loss) attributable to Office Depot, Inc.	$(136.8)	(2.3)%	$104.3	$(32.5)	(0.5)%

Diluted earnings (loss) per share	$(0.51)		$0.39	$(0.12)

OFFICE DEPOT, INC.

GAAP to Non-GAAP Reconciliations

	Q2 2010	Q2 2009
Cash Flow Summary
Net cash provided by (used in) operating activities	$(20.4)	$8.6
Net cash provided by (used in) investing activities	(48.7)	33.7
Net cash provided by (used in) financing activities	(8.2)	327.9
Effect of exchange rate changes on cash and cash equivalents	(8.2)	12.6

Net increase (decrease) in cash and cash equivalents	$(85.5)	$382.8

Free Cash Flow
Net cash provided by (used in) operating activities	$(20.4)	$8.6
Less: Capital expenditures	41.8	22.9

Free Cash Flow	$(62.2)	$(14.3)

Cash Flow Before Financing Activities
Net increase (decrease) in cash and cash equivalents	$(85.5)	$382.8
Less: Net cash provided by (used in) financing activities	(8.2)	327.9

Cash Flow Before Financing Activities	$(77.3)	$54.9

	YTD 2010	YTD 2009
Cash Flow Summary
Net cash provided by (used in) operating activities	$32.3	$106.4
Net cash provided by (used in) investing activities	(76.4)	101.0
Net cash provided by (used in) financing activities	(14.6)	187.9
Effect of exchange rate changes on cash and cash equivalents	(23.4)	7.7

Net increase (decrease) in cash and cash equivalents	$(82.1)	$403.0

Free Cash Flow
Net cash provided by (used in) operating activities	$32.3	$106.4
Less: Capital expenditures	83.2	53.8

Free Cash Flow	$(50.9)	$52.6

Cash Flow Before Financing Activities
Net increase (decrease) in cash and cash equivalents	$(82.1)	$403.0
Less: Net cash provided by (used in) financing activities	(14.6)	187.9

Cash Flow Before Financing Activities	$(67.5)	$215.1

Free cash flow is calculated as net cash provided by (used in) operating activities less capital expenditures.

Cash flow before financing activities is calculated as the net increase (decrease) in cash and cash equivalents less net cash provided by (used in) financing activities.

OFFICE DEPOT, INC.

DIVISION INFORMATION

(Unaudited)

North American Retail Division

	Second Quarter		First Half
(Dollars in millions)	2010	2009	2010	2009

Sales	$1,100.9	$1,126.0	$2,448.4	$2,562.4
% change	(2)%	(21)%	(4)%	(19)%

Division operating profit (loss)	$8.7	$(13.1)	$81.6	$68.3
% of sales	0.8%	(1.2)%	3.3%	2.7%

North American Business Solutions Division

	Second Quarter		First Half
(Dollars in millions)	2010	2009	2010	2009

Sales	$820.2	$868.1	$1,650.9	$1,782.3
% change	(6)%	(18)%	(7)%	(18)%

Division operating profit	$14.1	$22.5	$34.3	$55.6
% of sales	1.7%	2.6%	2.1%	3.1%

International Division

	Second Quarter		First Half
(Dollars in millions)	2010	2009	2010	2009

Sales	$778.3	$830.0	$1,672.2	$1,704.7
% change	(6)%	(25)%	(2)%	(24)%
% change in local currency sales	(3)%	(12)%	(4)%	(10)%

Division operating profit	$18.9	$3.1	$60.5	$21.7
% of sales	2.4%	0.4%	3.6%	1.3%

Division operating profit excludes Charges from the Division performance, as those Charges are evaluated at a corporate level.

OFFICE DEPOT, INC.

SELECTED FINANCIAL AND OPERATING DATA

(Unaudited)

Selected Operating Highlights

	13 Weeks Ended		26 Weeks Ended
	June 26, 2010	June 27, 2009	June 26, 2010	June 27, 2009
Store Statistics

United States and Canada:
Store count:
Stores opened	7	3	11	3
Stores closed	4	5	11	112
Stores relocated	—	1	—	2
Total U.S. and Canada stores	1,152	1,158	1,152	1,158

North American Retail Division square footage:	27,832,166	28,277,232
Average square footage per NAR store	24,160	24,419
International Division company-owned:
Store count:
Stores opened	1	—	4	2
Stores closed	1	12	1	17
Total International company-owned stores	140	147	140	147